Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.    Registration Statement (Form S-8 No. 333-189560) pertaining to the Second Amended and Restated 2002 Employee, Director and Consultant Plan, 2010 Stock Option and Grant Plan, 2013 Stock Option and Incentive Plan, and 2013 Employee Stock Purchase Plan of bluebird bio, Inc.;

2.    Registration Statement (Form S-8 No. 333-272714) pertaining to the 2023 Incentive Award Plan of bluebird bio, Inc.;

3.    Registration Statement (Form S-8 Nos. 333-194340, 333-202283, 333-209715, 333-216179, 333-223132, 333-229768, 333-236490, 333-253398, and 333-270922) pertaining to the 2013 Stock Option and Incentive Plan of bluebird bio, Inc.;

4.    Registration Statement (Form S-8 No. 333-257135) pertaining to the 2013 Employee Stock Purchase Plan, as amended, and the 2021 Inducement Plan of bluebird bio, Inc.;

5.    Registration Statement (Form S-8 No. 333-263310) pertaining to the 2013 Stock Option and Incentive Plan and the 2021 Inducement Plan, as amended, of bluebird bio, Inc.; and

6.    Registration Statement (Form S-3 No. 333-271772) of bluebird bio, Inc.

of our report dated September 13, 2024, with respect to the consolidated financial statements of bluebird bio, Inc., included in this Annual Report (Form 10-K) of bluebird bio, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Boston, Massachusetts
September 13, 2024